EXHIBIT 10.8

OPENX MARKET AGREEMENT —DEMAND SERVICE

This Agreement Is between Openx Technologies Inc. with offices at 20 E. Del Mar Blvd., Pasadena, CA 91105 and OxaMedia Corporation with offices at 7 Sunburst, Sun Valley, ID 83353 (“Company”) OpenX and Company hereby agree as follows:

1.

TERM. The "Term” of this Agreement begins on Nov 26, 2010 and ends when terminated in accord with Section 8.2.

2.

OPENX MARKET — DEMAND SERVICE, “Service” means the exchange service provided through the OpenX Market that enables advertisers and ad agencies to bid to display their advertisements on third party websites, OpenX will use commercially reasonable efforts to provide the Service to Company.

a

LICENSE TO USE SERVICE.

2.1

Grant. During the Terrn and provided Company is paid up, OpenX grants to Company a non. exclusive, non-transferabie, non-sublicensable right to access and use the Service as described In this Agreement and in accord wit h any usage requirements specified by OpenX.

3.2

Limits. As between 0penX and Company, OpenX owns all right, tale and interest in aid to the Service, including future developments and enhancements. Aside from Section 11, OpenX does not grant Company any other license, express or implied, and OpenX reserves all rights riot expressly granted hereunder. Company will not reproduce, distribute, modify, prepare derivative works of, translate, reverse engineer, reverse compile. disassemble the Service or any portion thereof.

COMPENSATION Compensation terms are set forth in Exhibit A.

5

TECHNICAL SPECIFICATIONS Company’ads will meet the Ad Unit Guidelines described at [http://www.lab.net/lab_products_and_industry_services/1421/1443/1452) and any other technical specifications provided by OpenX.

6. GOOD CITIZENSHIP. Company's use of the Service and all ads and any other materials or content it submits to the Service will comply with all applicable laws, regulations and privacy policies, will not be misleading, libelous„ obscene, Or hateful (racially or otherwise) and will riot Infringe any third party rights lincluang but not limited to Intellectual property rights and privacy rights- Company will maintain and abide by a legally sufficient privacy policy that is consistent with the OpenX Marketplace Privacy Principles located at www.openx.org/privacy/software. Company will not use the Service in a manner that could reasonably be expected to damage the Service or reflect unfavorably on the reputation of OpenX and its other clients. OpenX reserves the right to refuse or take down ads that it decides are objectionable.

6.

USE OF DATA..

7 1

Service Data. Both parties will receive, gather and have access to various types of data generated by OpenX's provision of the Service to Company ("Service Data”). Internal Use: either party may use Service Data freely for internal business purposed. Including operating„ managing. forecasting and improving its business and, in OpenX case, for improving its services, Such internal disclosures may include disclosure to third party agents and contractors provided that they are bound by confidentiality obligations and use all the Services Data is solely for the purpose described above- External use: except as described immediately above and as required by law, neither party will disclose Service Data to any third party in such a manner that allows the third party to associate the Service Data with the other party. For clarity, either party may disclose aggregated data of which Service Data is only a part, provided it means the requirements of the preceding sentence.

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7.2

Publisher and User Data. Company will have access to data regarding specific publishers and end users, including but not limited to targeting and blocking criteria. Such data will only be used by Company In connection with the Service and will be treated as OpenX Confidential Information.

7.3

Legal Requirements.  Both parties will comply with all legal requirement that apply to their gathering, storage. transfer and use of data.

8.

SUSPENSION AND TERMINATION.

8.1

Suspension. OpenX may suspend Company's use of line Service immediately upon notice If OpenX reasonably believes that Company has violated Section 6 or if Company has failed to pay an invoice in full within thirty days, and within ten days of receiving a late notice from Openx.

8.2.

Termination. Either party may terminate this Agreement (a) for material breach, if the other party fails to cure within ten (10) days of receiving notice; or (b) for convenience, upon thirty (30) days notice.

9.

DISCLAIMER. NEITHER PARTY MAKES ANY REPRESENTATIONS OR WARRANTIES, WHETHER EXPRESS, STATUTORY OR IMPLIED. THE SERVICE IS MADE AVAILABLE "AS IS” AND "AS AVAILABLE”, OPENX DOES NOT REPRESENT OR WARRANT THAT (A) THE USE OF THE SERVICE WILL BE SECURE, TIMELY, UNINTERRUPTED OR ERROR-FREE OR OPERATE IN COMBINATION WITH ANY OTHER HARDWARE, SOFTWARE, SYSTEM OR DATA (B) THE SERVICE WILL MEET COMPANY’S RECQUIREMENTS OS OR EXPECTATIONS; (C) ANY STORED DATA WILL BE ACCURATE, RELIABLE OR FREE FROM LOSS; OR (D) THE SERVICE OR THE INFRASTRUCTURE THAT MAKES THE SERVICE AVAILABLE WILL BE FREE OF VIRUSES OR OTHER HARMFUL COMPONENTS. EACH PARTY EXPRESSLY DISCLAIMS ANY OTHER REPRESENTATIONS AND WARRANTIES, EXPRESS, STATUTORY OR IMPLIED, INCLUDING ANY IMPLIED WARRANTIES OF FITNESS FOR A PARTICULAR PURPOSE. TITLE, MERCHANTABILITY. NONINFRINGEMENT, COURSE OF DEALING OR PERFORMANCE.

10.

LIMITATION OF LIABILITY

10.1

DIRECT DAMAGES CAP, OPENX'S TOTAL AGGREGATE LABILITY FOR ALL CLAIMS ARISING OUT OF OR RELATED TO THIS AGREEMENT SHALL NOT EXCEED TIE AMOUNT CHARGED TO COMPANY BY OPENX DURING THE SIX-MONTH PERIOD PRIOR TO THE DATE THE LIABILITY AROSE.

10.2 NO OTHER DAMAGES. TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW AND NOTWITHSTANDING THE FOREGOING SECTION 101, NEITHER PARTY WILL BE LIABLE FOR INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE OR CONSEQUENTIAL DAMAGES (INCLUDING AS A RESULT OF DELAY, LOSS OF DATA, LOSS OF USE OR LOSS OF PROFIT OR REVENUE) ARISING OUT OF OR RELATED TO THIS AGREEMENT, HOWEVER CAUSED, AND UNDER WHATEVER CAUSE OF ACTION OR THEORY OF LIABILITY (INCLUDING CONTRACT OR NEGLIGENCE) EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

10.3    Exceptions. Notwithstanding the prior two Sections, nothing in this Agreement shall limit Company’s liability for breaches of Section 6 or either party's liability for beaches of Section 12 or its obligations under Section 11.

11.

INDEMNIFICATION. Company shall indemnifyr defend and hold harmless OpenX and its directors, officers employees and agents and its and respective successors, heirs and assigns (the "OpenX Parties") against any liability, damage, loss  or expense (including reasonable attorneys' fees and costs) incurred by the OpenX Parties in connection with any third-party claim arising out of or relating to any alleged fact that would constitute a breach of this Agreement; Company's use of the Service; or an allegation that any advertisement, website or other material provided by Company violates any applicable law or infringes any third party right, Including but not limited to intellectual property rights. OpenX will provide Company with prompt notice of any claim (provided that the failure to promptly notify shall only relieve Company of its obligation to the extent it can demonstrate material prejudice from such failure) and at Company's and expense, provide information and assistance reasonably necessary to defend such claim. Company will not enter into any settlement or compromise that results in liability to any OpenX Party without OpenX's prior written consent.

12

CONFIDENTIALITY "Confidential Information means any information relating to or disclosed in the course of the Agreement, which is or should be

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reasonably understood to be confidential. The receiving party will use the same care to protect Confidential Information as it uses for its own similar information, but in no event less than reasonable care, and will use Confidential Information only for the purpose of fulfilling its obligations under this Agreement. The receiving party will promptly return or destroy the other party's Confidential Information upon request of the other party. "Confidential Information" does not include information that {a} is or becomes part of the public domain through no fault of the receiving party: {b} was already In possession of the receiving party; or {c} was independently developed by the receiving party without violation of this Section, if a receiving party is required to disclose Confidential information by law, the receiving party will promptly notify the disclosing party.

13

MISCELLANEOUS.

13.1

Neither party will make any public statement relating to the Agreement without the prior written approval of the other.

13.2

This is the entire agreement of the parties It cannot be amended except by a writing signed by both parties This Agreement and the rights hereunder are not transferable or assignable without prior written consent of the non-assigning party; provided. however, that either party may assign this Agreement (a) to an acquirer of substantially all of that party's assets, stock or business by sale, merger or otherwise and (b) to an affiliate. If any provision of this Agreement is unenforceable, the validity of the remaining provisions will not be affected. Section 7-13 will survive termination or expiration of this Agreement.

13.3

Notices must be in writing and well be deemed given when (a) delivered personally, (b} sent by email to the address of a party's specified representative if the sending party can confirm that the email was sent successfully according to its ordinary technical records and does not receive an error notice; or (c) sent by fax with confirmation of successful transmission.

13.4

This Agreement is governed by the laws of the State of California. excluding conflicts of laws principles. All disputes will be resolved by arbitration (and the parties hereby consent to personal Jurisdiction) in the County of Los Angeles, California in accordance with the Commercial Dispute Resolution Procedures of the American Arbitration Association and, in the case of injunctive or provisional relief, the Optional Rules for Emergency Measures of Protection. The arbitration will be decided by a single arbitrator whose decision will be final and binding and may be enforced in any court of competent jurisdiction The prevailing, party is entitled to reasonable attorneys' fees and costs. The arbitration will be kept confidential except as required by law.

14.

Neither party will be liable for failure or delay in performing its obligations due to causes beyond its reasonable control, including without limitation acts of God. terrorism, war, riots, fire. earthquake, flood or Internet failure.

Signed:
OpenX Technologies Inc.	OxaMedia Corporation

By:	By:

Print Name:	Print Name:	Stefano Moretti

Title:	Title:	Chief Executive Officer

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EXHIBIT A - COMPENSATION

A. Demand 5ervices 'Charges. Company will pay OpenX within thirty days of receiving each monthly invoice for the Inventory purchased by Company.through the OpenX Market. OpenX reserves the right to charge interest on Anv late payment of one percent per month or the legal maximum whichever is lesser.

B. Taxes. Except for taxes on OpenX’s Income, Company is responsible for paying all applicable sales, use or other taxes or duties, tariffs, etc. applicable to the Services.

C. Invoicing. It fees are instituted, OpenX will invoice Company for any fees due for the prior month. Company will pay invoices within thirty (30) days of the invoice date. If OpenX becomes concerned about Company’s ability to pay timely or at all, OpenX may bill in advance or require a deposit. Company will pay all amounts in US dollar by check, wire transfer, or as otherwise specified by OpenX. Late payments will be subjects to a late payment charge of one percent (1%) per month or the legal maximum.

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